Execution Version 4131-1342-5212.13 EQUITY CAPITAL CONTRIBUTION AGREEMENT by and among CHEVRON NEW ENERGIES, A DIVISION OF CHEVRON U.S.A. INC., HYZON ZERO CARBON, INC., and RAVEN SR, INC. dated as of December 21, 2022

TABLE OF CONTENTS Page i 4131-1342-5212.13 ARTICLE 1 DEFINED TERMS ................................................................................................... 1 1.1 Defined Terms ...................................................................................................... 1 1.2 Interpretation ....................................................................................................... 8 ARTICLE 2 Capital contributions ................................................................................................. 8 2.1 Capital Contributions; Admission as Company Member; Agreements to Execute Company LLCA and Become a Member of the Company ........... 8 2.2 Funding ................................................................................................................. 9 2.3 Conditions Precedent to the Obligations of Chevron and Raven on the Funding Date ...................................................................................................... 10 2.4 Conditions Precedent to the Obligations of Raven on the Funding Date...................................................................................................................... 11 2.5 Conditions Precedent to the Obligations of Chevron on each Subsequent Funding Date ................................................................................. 12 2.6 Use of Proceeds ................................................................................................... 13 ARTICLE 3 REPRESENTATIONS AND WARRANTIES ....................................................... 13 3.1 Representations and Warranties of Raven and the Company ...................... 13 3.2 Representations and Warranties of Chevron and Hyzon .............................. 19 ARTICLE 4 INDEMNIFICATION ............................................................................................. 21 4.1 Indemnification .................................................................................................. 21 4.2 Limitations on Indemnification ........................................................................ 21 4.3 Limitations on Liability. .................................................................................... 21 4.4 After-Tax Basis................................................................................................... 22 4.5 Procedure for Indemnification with Respect to Third-Party Claims. .......... 22 ARTICLE 5 GENERAL PROVISIONS ..................................................................................... 24 5.1 Exhibits and Schedules ...................................................................................... 24 5.2 Amendment, Modification and Waiver ........................................................... 24 5.3 Severability ......................................................................................................... 24 5.4 Parties in Interest ............................................................................................... 24 5.5 Notices ................................................................................................................. 25 5.6 Confidentiality; Public Statements ................................................................... 25 5.7 Counterparts ...................................................................................................... 26

**TABLE OF CONTENTS**
(continued)

**Page**

| | | |
|---|---|---|
| **5.8** | **Entire Agreement** | 26 |
| **5.9** | **GOVERNING LAW** | 26 |
| **5.10** | **Dispute Resolution**. | 26 |
| **5.11** | **Assignment**. | 28 |
| **5.12** | **Relationship of Parties** | 28 |
| **5.13** | **No Agents** | 28 |
| **5.14** | **Further Assurances** | 28 |
| **5.15** | **Costs** | 29 |
| **5.16** | **Conflicts of Interest** | 29 |
| **5.17** | **Improper Influence**. | 29 |
| **5.18** | **Retention of Records** | 29 |

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4131-1342-5212.13

iii 4131-1342-5212.13 Schedules: Schedule 3.1(j) Company Assets Schedule 3.1(s) Insurance Schedule 3.1(t) Third Party Consents Schedule 3.1(u) Governmental Approvals, Filings and Permits Schedule 3.1(v) Material Contracts

4131-1342-5212.13 EQUITY CAPITAL CONTRIBUTION AGREEMENT This Equity Capital Contribution Agreement (this “Agreement”) is made and entered into as of December 21, 2022 (the “Execution Date”) by and among Chevron New Energies, a division of Chevron U.S.A. Inc., a Delaware corporation (“Chevron”), Hyzon Zero Carbon, Inc., a Delaware corporation (“Hyzon”) and Raven SR, Inc., a Delaware corporation (“Raven”, and together with Chevron and Hyzon, each, a “Party”, and collectively, the “Parties”). Recitals: Raven currently owns one hundred percent (100%) of the issued and outstanding membership interests in Raven SR S1 LLC, a Delaware limited liability company (the “Company”). The Company is undertaking the development, construction, operation and maintenance of a solid waste to hydrogen generation and production facility located in Richmond, California (the “Project”). On the Funding Date (as defined herein), along with the Company, the Parties will enter into the Limited Liability Company Agreement of the Company (the “Company LLCA”), and concurrently therewith each Party will make a capital contribution to the Company in consideration of the issuance by the Company of Units (as defined in the Company LLCA) to each Party, subject to the applicable terms and conditions contained herein. NOW, THEREFORE, in consideration of the respective representations, warranties, covenants, agreements, and conditions hereinafter set forth, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties to this Agreement hereby agree as follows: ARTICLE 1 DEFINED TERMS 1.1 Defined Terms. Capitalized terms not otherwise defined in this Agreement have the meanings given such terms in this Section 1.1. “50% Completion Milestone” is defined in Section 2.5(b). “Affiliate” is defined in the Company LLCA. “After-Tax Basis” means, with respect to any payment to be actually or constructively received by any Person, the amount of such payment (the base payment) supplemented by a further payment (the additional payment) to that Person so that the sum of the base payment plus the additional payment shall, after deduction of the amount of all federal income taxes required to be paid by such Person in respect of the receipt or accrual of the base payment and the additional payment, and after reduction for the present value (using a 6% discount rate) of any federal income taxes saved by reason of any basis adjustments arising out of the events giving rise to the base payment, be equal to the amount required to be received. For purposes of calculating the federal income taxes payable or saved by any Person for purposes of this definition, such calculations shall be made on the assumption that the Person is a domestic corporation (within the meaning of

2 4131-1342-5212.13 Section 7701 of the Code) that is subject to federal income taxes at the maximum marginal rates of tax generally applicable to corporations for the relevant periods. “Agreement” is defined in the introductory paragraph hereof. “Appellate Rules” has the meaning set forth in Section 5.10(b)(E). “Applicable Law” is defined in the Company LLCA. “Bankruptcy” or “Bankrupt” means, with respect to any Person, that (a) such Person (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for such Person a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person’s properties; or (b) a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any law has been commenced against such Person, and ninety (90) days have expired without dismissal thereof or with respect to which, without such Person’s consent or acquiescence, a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person’s properties has been appointed and ninety (90) days have expired without the appointment’s having been vacated or stayed, or ninety (90) days have expired after the date of expiration of a stay, if the appointment has not previously been vacated. “Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in California are authorized or required to close. “Chevron” is defined in the introductory paragraph hereof. “Code” means the Internal Revenue Code of 1986, as amended from time to time. “Company” is defined in the Recitals hereof. “Company Assets” means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible and wherever situated) owned by the Company. “Company LLCA” is defined in the Recitals hereof. “Company Material Adverse Effect” means any condition, circumstance, transaction, event, or change that, individually or in the aggregate, causes a material adverse effect on the business, assets, liabilities, financial condition, or results of operations of the Company or the Project. “Confidential Information” is defined in Section 5.7.

3 4131-1342-5212.13 “Construction Initiation Milestone” is defined in Section 2.5(a). “Contract” means contracts, agreements, leases, licenses, notes, indentures, obligations, reinsurance treaties, bonds, security agreements, mortgages, instruments, and other binding commitments, arrangements, undertakings and understandings (whether written or oral). “Dollars” or “$” means the lawful currency of the United States of America. “Encumbrance” means any charge, claim, community property interest, condition, equitable interest, Lien, option, pledge, collateral assignment, mortgage, deed of trust, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership. “Environmental Laws” means all Applicable Laws pertaining to (a) the prevention, abatement or elimination of pollution, (b) the protection or preservation of the environment, wildlife, wildlife habitat, or natural resources, and (c) the use, generation, handling, treatment, storage, Release, transportation or regulation of, or exposure to, Hazardous Substances, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), and the Superfund Amendments and Reauthorization Act of 1986, the Emergency Planning and Community Right to Know Act (42 U.S.C. § 11001 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901 et seq.), and the Hazardous and Solid Waste Amendments Act of 1984, the Clean Air Act (42 U.S.C. § 7401 et seq.), the Federal Water Pollution Control Act (also known as the Clean Water Act) (33 U.S.C. § 1251 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Endangered Species Act (16 U.S.C. § 1531 et seq.), the Migratory Bird Treaty Act (16 U.S.C. § 703 et seq.), the Bald and Golden Eagle Protection Act (16 U.S.C. §§ 668 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. § 2701 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. §§ 1801 et seq.), and the Occupational Safety and Health Act of 1970 (to the extent that it relates to the handling of and exposure to Hazardous Substances in the workplace); and all state and local counterparts or equivalents of such Applicable Laws, each as amended or supplemented from time to time. “Environmental Report” means the Phase I Environmental Site Assessment Update prepared by Civil & Environmental Consultants, Inc., dated as of December 8, 2022. “EPC Contract” is defined in the Company LLCA. “EPC Contractor” is defined in the Company LLCA. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “Execution Date” is defined in the introductory paragraph hereof “Financial Statements” is defined in Section 3.1(h). “Flow of Funds Memorandum” means the memorandum setting forth the flow of funds on the Funding Date.

4 4131-1342-5212.13 “Funding” is defined in Section 2.2(a). “Funding Date” is defined in Section 2.2(a). “Funding Date Capital Contribution” is defined in Section 2.1(b). “GAAP” means generally accepted accounting principles as in effect in the United States of America consistently applied. “Government Official” means any officer or employee of any government (including federal, state, local municipal and national governments, and any governmental department, agency, company or other instrumentality) or public international organization, or any political party official or any candidate for political office. “Governmental Approval” means any and all filings, notifications, orders, certificates, determinations, registrations, permits, licenses, approvals and authorizations with or of any Governmental Authority. “Governmental Authority” means any governmental department, commission, board, bureau, agency, court or other instrumentality of any country, state, province, county, township or municipality, jurisdiction, or other political subdivision thereof (including FERC and NERC). “Hazardous Substances” means: (a) any pollutant, contaminant, hazardous material, hazardous waste, hazardous substance, toxic waste, solid waste, and toxic substance as those or similar terms are defined under any Environmental Law; (b) any asbestos or asbestos containing material; (c) polychlorinated biphenyls (“PCBs”), or PCB containing materials or fluids; (d) radon; (e) any petroleum, petroleum hydrocarbons, petroleum products, crude oil and any fractions or derivatives thereof; (f) per- and polyfluoroalkyl substances; and (g) any other hazardous, radioactive, toxic or noxious substance, material, pollutant, or contaminant that, whether by its nature or its use, or exposure to is subject to regulation or could give rise to liability under any Environmental Laws. “Hyzon” is defined in the introductory paragraph hereof. “Indemnified Party” is defined in Section 4.1(a). “Indemnify” or “Indemnifying” means to indemnify, protect, defend and hold harmless.

5 4131-1342-5212.13 “Indemnifying Party” is defined in Section 4.1(a). “Indemnity Claim” means actual damages, losses, costs or expenses (including any loss of profits, consequential, punitive, incidental or special damages recovered by any Third Person, and interest, penalties, reasonable attorney’s fees, disbursements and costs of investigations, deficiencies, levies, duties and imposts). “IRS” means the Internal Revenue Service or any successor agency. “Knowledge” means, with respect to Raven, the actual knowledge of the following personnel of Raven: Matt Murdock, CEO; Matt Scanlon, CFO; Michael Fatigati, CTO; or John Scanlon, General Counsel, or those facts which after reasonable inquiry should have been known to such person. “Liabilities” means any and all direct or indirect liability, obligation, commitment, expense, claim, Loss, damage, indebtedness, principal, interest, penalty, guaranty or endorsement of any type, absolute or contingent, known or unknown, accrued or unaccrued, matured or unmatured, absolute or contingent, due or to become due, or liquidated or unliquidated. “License Agreement” means that certain Nonexclusive License and Project Agreement, dated as of August 2, 2021, by and between Raven (f/k/a Raven SR, LLC) and WCCSL, as assigned to the Company pursuant to that certain Amendment, Assignment and Assumption Agreement among Raven, the Company, and WCCSL dated as of the date hereof. “Liens” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest, restrictive covenant or easement or Encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected or effective under Applicable Law, or any interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset. “Loss” or “Losses” means all Liabilities, losses, damages, Taxes, fines, penalties, judgments, settlements, awards, costs and expenses (including reasonable fees and expenses of counsel, court or arbitration fees, and other costs and expenses of investigation or defense). “Material Adverse Effect” means any event, condition, occurrence, change or effect of whatever nature that has or could reasonably be expected to have a material and adverse effect on: (a) the status of the business, results of operations or condition (financial or otherwise) of the Company, the Project or any Party; or (b) ability of the Company or any Party to perform their respective obligations under the Material Contracts or the Transaction Documents to which they are a party. “Material Contract” means: (a) the License Agreement, (b) the EPC Contract,

6 4131-1342-5212.13 (c) the O&M Agreement, (d) any other Contract related to the Project to which the Company is a party, or by the terms of which the Company or its assets may be bound, and involves aggregate consideration payable to or by the Company of $50,000 over the life of such Contract, (e) any other Contract that provides for non-monetary obligations on the part of the Company, the non-performance of which obligations could reasonably be expected to have a Company Material Adverse Effect, (f) any exclusivity agreements with any contractor, manufacturer, utility or supplier, (g) any non-compete, non-solicitation, non-circumvention or similar agreements, (h) any agreement entered into by Raven or its Affiliates for the sale or acquisition of the Project or any material assets, and (i) any amendments, modifications, restatements, or supplements to any of the foregoing. “Member” is defined in the Company LLCA. “O&M Agreement” is defined in the Company LLCA. “Party” or “Parties” is defined in the introductory paragraph hereof. “Permitted Recipients” is defined in Section 5.7 “Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity. “Project” is defined in the Recitals hereof. “Project Site” means the site on which the Project is located, as described in the License Agreement. “Raven” is defined in the introductory paragraph hereof. “Release” or “Released” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of any Hazardous Substances. “Representatives” means, with respect to any Person, the managing member(s), the officers, directors, employees, representatives or agents (including investment bankers, financial advisors, attorneys, accountants, brokers and other advisors) of such Person, to the extent that such officer, director, employee, representative or agent of such Person is acting in his or her capacity as an officer, director, employee, representative or agent of such Person. “Securities Act” means the Securities Act of 1933, as amended.

7 4131-1342-5212.13 “Solvent” means having assets in excess of Liabilities. “Subsequent Funding” is defined in Section 2.2(b). “Subsequent Funding Date” is defined in Section 2.2(b). “Subsequent Funding Date Capital Contribution” is defined in Section 2.1(b)(ii). “Subsequent Funding Date Capital Contribution (Chevron)” is defined in Section 2.1(b)(i). “Subsequent Funding Date Capital Contribution (Hyzon)” is defined in Section 2.1(b)(ii). “Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means: (a) any taxes, customs, duties, charges, fees, levies, penalties or other assessments, fees and other governmental charges imposed by any Governmental Authority, including, but not limited to, income, profits, gross receipts, net proceeds, windfall profit, severance, property, personal property (tangible and intangible) production, sales, use, leasing or lease, license, excise, duty, franchise, capital stock, net worth, employment, occupation, payroll, withholding, social security (or similar), unemployment, disability, payroll, fuel, excess profits, occupational, premium, severance, estimated, alternative or add-on minimum, ad valorem, value added, turnover, transfer, stamp, or environmental tax, or any other tax, custom, duty, fee, levy or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax, or additional amount attributable thereto; and (b) any liability for the payment of amounts with respect to payment of a type described in clause (a), including as a result of being a member of an affiliated, consolidated, combined or unitary group, as a result of succeeding to such liability as a result of merger, conversion or asset transfer or as a result of any obligation under any tax sharing arrangement or tax indemnity agreement, or otherwise by operation of law. “Tax Exempt Person” means (a) the United States, any state or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing, (b) any organization which is exempt from tax imposed by the Code (including (1) any previously tax-exempt organization within the meaning of Section 168(h)(2)(E) of the Code, (2) any tax-exempt controlled entity within the meaning of Section 168(h)(6)(F)(iii) of the Code unless such entity makes the election provided in Section 168(h)(6)(F)(ii) of the Code or has such an election in effect, and (3) any tax-exempt entity within the meaning of Section 168(h)(2) of the Code), (c) any Person who is not a “United States person” as defined in Section 7701(a)(30) of the Code, (d) any Indian tribal government described in Section 7701(a)(40) of the Code, and (e) any partnership or other pass-through entity, any direct or indirect partner (or other holder of an equity or profits interest) of which is a Person described in clauses (a) through (d); provided, however, if any such Person owns its interest indirectly through a Taxable C corporation (including a tax- exempt controlled entity within the meaning of Section 168(h)(6)(F)(iii) of the Code that makes the election provided in Section 168(h)(6)(F)(ii) of the Code or has such an election in effect), then such Person will not be deemed to be a Tax Exempt Person.

8 4131-1342-5212.13 “Tax Returns” means any return, report, statement, information return or other document (including any amendments thereto and any related or supporting information) filed or required to be filed with any Governmental Authority in connection with the determination, assessment, collection or administration of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes, including after the Funding any IRS Form K-1 issued to Members by the Company, information return, claim for refund, amended return or declaration of estimated Tax. “Third Person” means a Person other than the Parties or an Affiliate of the Parties. “Transaction Documents” means the Agreement and the Company LLCA. “Treasury Regulations” means the final and temporary regulations promulgated under the Code, as such regulations are in effect on the date hereof. “Underlying Award” has the meaning set forth in Section 5.10(b)(E). “United States Person” has the same meaning as in Section 7701(a)(30) of the Code. “Unit” is defined in the Company LLCA. “WCCSL” means West Contra Costa Sanitary Landfill, Inc., a California corporation. 1.2 Interpretation. For purposes of this Agreement, (a) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation”; and (b) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Schedules, and Exhibits mean the Articles and Sections of, and Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute or law means such statute or law as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. ARTICLE 2 CAPITAL CONTRIBUTIONS 2.1 Capital Contributions; Admission as Company Member; Agreements to Execute Company LLCA and Become a Member of the Company. (a) Funding Date Capital Contribution. Subject to the terms and conditions in this Agreement, on the Funding Date:

9 4131-1342-5212.13 (i) Chevron shall make a capital contribution to the Company in an amount equal to Fifteen Million Dollars ($15,000,000) (the “Funding Date Capital Contribution (Chevron)”), which shall be transmitted to the Company by wire transfer of immediately available funds to the account specified in the Flow of Funds Memorandum provided in connection with the Funding Date; (ii) Hyzon shall make a capital contribution to the Company in an amount equal to Eight Million Five Hundred Thousand Dollars ($8,500,000) (the “Funding Date Capital Contribution (Hyzon)”, and together with the Funding Date Capital Contribution (Chevron), the “Funding Date Capital Contribution”), which shall be transmitted to the Company by wire transfer of immediately available funds to the account specified in the Flow of Funds Memorandum provided in connection with the Funding Date; (iii) Raven shall cause the Company to issue Units to each Party as set forth on Schedule A to the Company LLCA; and (iv) Each Party shall execute the Company LLCA and be admitted as a Member of the Company holding the number of Units set forth on Schedule A to the Company LLCA. (b) Subsequent Funding Date Capital Contributions. (i) Subject to the terms and conditions in this Agreement, on each of the two (2) Subsequent Funding Dates, Chevron shall make a capital contribution to the Company in an amount equal to Five Million Dollars ($5,000,000) and Raven shall cause the Company to issue an additional 20 Units to Chevron (each such capital contribution, a “Subsequent Funding Date Capital Contribution (Chevron)”). (ii) Subject to the terms and conditions in this Agreement, on the later to occur of (x) the second Subsequent Funding Date at the achievement of the 50% Completion Milestone or (y) September 30, 2023, Hyzon shall make a capital contribution to the Company in an amount equal to One Million Five Hundred Thousand Dollars ($1,500,000) and Raven shall cause the Company to issue an additional 6 Units to Hyzon (each such capital contribution, a “Subsequent Funding Date Capital Contribution (Hyzon)” and together with each Subsequent Funding Date Capital Contribution (Chevron), each such capital contribution, a “Subsequent Funding Date Capital Contribution”). 2.2 Funding. (a) Subject to the terms and conditions of this Agreement, the payment by Chevron and Hyzon of their respective Funding Date Capital Contribution and the issuance of the Units to Chevron and Hyzon pursuant to Section 2.1(a) (the “Funding”) will take place on the Execution Date (the “Funding Date”). Each of the documents to be delivered pursuant to Section 2.3 and Section 2.4 shall be deemed to be delivered simultaneously, and no such document shall be of any force or effect until all such documents are delivered and the delivery to the Company of the Funding Date Capital Contribution by wire transfer of immediately available funds has occurred.

10 4131-1342-5212.13 (b) Subject to the terms and conditions of this Agreement, the payment by Chevron of each of the two (2) Subsequent Funding Date Capital Contributions (Chevron) and the issuance of additional Units to Chevron pursuant to Section 2.1(b)(i) and the payment by Hyzon of the Subsequent Funding Date Capital Contribution (Hyzon) and the issuance of additional Units to Hyzon pursuant to Section 2.1(b)(ii) (each, a “Subsequent Funding”) will take place on the date upon which all of the conditions set forth in Section 2.5 have either been satisfied or waived in writing by (x) Chevron with respect to the Construction Initiation Milestone (for the first Subsequent Funding), (y) Chevron with respect to the 50% Completion Milestone (for the second Subsequent Funding), or (z) Hyzon with respect to the 50% Completion Milestone or after September 30, 2023, whichever is later (for its Subsequent Funding), as applicable (each such date, a “Subsequent Funding Date”). 2.3 Conditions Precedent to the Obligations of Chevron and Raven on the Funding Date. The obligations of Chevron and Hyzon to make their respective Funding Date Capital Contribution on the Funding Date shall be subject to the satisfaction or waiver of each of the conditions set forth in this Section 2.3 with respect to Chevron or Hyzon, as applicable. (a) Secretary’s Certificates. Chevron and Hyzon shall have received from each other Party and the Company, a certificate, signed by an authorized secretary or officer of the applicable Party as of the Funding Date, attaching and certifying to: (i) the incumbency of such Party, (ii) a good standing certificate for such Party, dated as of a recent date, from the Secretary of the State of Delaware, (iii) resolutions of the board of directors, or other equivalent governing and managing body of such Party, authorizing and approving the execution of this Agreement, the Company LLCA, and each of the other Transaction Documents to which it is a party, and the transactions contemplated hereunder and thereunder, (iv) formation documents and (v) the current operating agreement of such Party. (b) Performance; Delivery of Agreements; Material Contracts. Raven shall have delivered to Chevron and Hyzon (i) each Material Contract executed prior to or as of the Funding Date (or if not executed as of the Funding Date, the most recent drafts or term sheets with respect thereto, to the extent available) and each agreement, instrument and other document delivered in connection therewith, and (ii) each other Contract in respect of the Company and the Project or in connection therewith or the business of the Company that has been executed by Raven or the Company, except for any such Contract that Raven has in good faith determined is not material to the Company or the Project, which shall, in the case of clause (i) and (ii), each be in form and substance reasonably satisfactory to Chevron and Hyzon. Each Contract material to the Project that is not executed in the name of the Company shall have been so assigned and transferred in a manner reasonably satisfactory to the Parties. (c) Representations and Warranties. Each of the representations of each other Party and the Company in the Transaction Documents are true and correct as of the Funding Date. (d) Financial Statements. Unaudited balance sheets and income statements of the Company for the most recent fiscal quarter shall have been delivered to Chevron and Hyzon. (e) Consents and Approvals. All consents, approvals and filings required to be obtained or made by Raven or the Company to execute, deliver and perform the Transaction

11 4131-1342-5212.13 Documents to which it is a party and are required to be obtained or made in connection with the Funding shall have been obtained or made and are in full force and effect. (f) Reports. Chevron and Hyzon shall have received the Environmental Report in form and substance reasonably satisfactory to Chevron and Hyzon. (g) Insurance Certificates. Chevron and Hyzon shall have received true, correct and complete copies of all applicable insurance certificates from the insurance broker with respect to the insurance policies for the Company and the Project that are described in Schedule 3.1(s) showing that coverage will remain in effect on the Funding Date, or such other evidence reasonably satisfactory to Chevron and Hyzon that such insurance policies are in full force and effect. (h) Flow of Funds Memorandum. Chevron and Hyzon shall have received a Flow of Funds Memorandum in form and substance satisfactory to Chevron and Hyzon setting forth the Funding Date Capital Contribution as determined pursuant to Section 2.1. (i) FIRPTA Certificate. Raven shall have delivered to Chevron and Hyzon either (i) a certificate, dated as of the Funding Date in form reasonably satisfactory to the Parties, sworn under penalty of perjury, and satisfying the requirements set forth in Treasury Regulation Section 1.1445-2(b), attesting that Raven (or its owner if Raven is a disregarded entity) is not a “foreign person” for U.S. federal income tax purposes or (ii) a duly completed IRS Form W-9 of Raven (or its owner if Raven is a disregarded entity) in compliance with IRS Notice 2018-29. (j) EPC Contractor Estoppel. Chevron and Hyzon shall have received a fully executed copy of an estoppel certificate dated as of the Funding Date from the EPC Contractor with respect to the EPC Contract in form and substance reasonably satisfactory to Chevron and Hyzon. 2.4 Conditions Precedent to the Obligations of Raven on the Funding Date. The obligation of Raven to consummate the Funding will be subject to the satisfaction, on or before the Funding Date, of each of the conditions set forth in this Section 2.4, any or all of which may be waived in whole or in part by Raven in its sole discretion. (a) Secretary’s Certificates. Raven shall have received, from each other Party, a certificate, signed by an authorized secretary or officer of the applicable Party as of the Funding Date, attaching and certifying to: (i) the incumbency of such Party, (ii) a good standing certificate for such Party, dated as of a recent date, from the Secretary of the State of Delaware, (iii) resolutions of the board of directors, or other equivalent governing and managing body of such Party, authorizing and approving the execution of this Agreement, the Company LLCA, and each of the other Transaction Documents to which it is a party, and the transactions contemplated hereunder and thereunder, (iv) formation documents and (v) the current operating agreement of such Party. (b) Representations and Warranties. Each of the representations and warranties of Chevron and Hyzon in Section 3.2 are true and correct in all material respects as of the Funding Date except to the extent that any such representation or warranty has been expressly made only as of an earlier date in which case such representation and warranty was true and correct in all material respects as of such earlier date and if and to the extent any such representations and

12 4131-1342-5212.13 warranties are qualified by the words “material,” “Material Adverse Effect” or similar qualification, true and correct, as qualified on such applicable date. (c) Consents and Approvals. All consents, approvals and filings required to be obtained or made by Chevron or Hyzon to execute, deliver and perform the Transaction Documents to which each such entity is a party that are required to be executed and delivered on the Funding Date have been obtained or made and are in full force and effect. 2.5 Conditions Precedent to the Obligations of Chevron and Hyzon on each Subsequent Funding Date. The obligations of Chevron and Hyzon to make each of its Subsequent Funding Date Capital Contribution on each Subsequent Funding Date, as applicable, shall be subject to the satisfaction or waiver of each of the conditions set forth in this Section 2.5, any or all of which may be waived in whole or in part by (x) Chevron, with respect to each Subsequent Funding Date Capital Contribution (Chevron), or (y) Hyzon, with respect to the Subsequent Funding Date Capital Contribution (Hyzon), in each of its sole discretion. (a) With respect to the first Subsequent Funding Date, Raven shall have provided evidence satisfactory to Chevron that the EPC Contractor has initiated construction under and pursuant to the EPC Contract (the “Construction Initiation Milestone”). (b) With respect to the second Subsequent Funding Date, Raven shall have provided evidence satisfactory to Chevron that construction of the Project is at least 50% complete and pre- commissioning activities have been initiated (the “50% Completion Milestone”). (c) With respect to the Subsequent Funding Date upon which Hyzon makes the Subsequent Funding Date Capital Contribution (Hyzon), Raven shall have provided evidence satisfactory to Hyzon that the 50% Completion Milestone has been achieved or September 30, 2023 has occurred, whichever is later. (d) With respect to both the first and second Subsequent Funding Dates, Raven shall have provided a certificate to Chevron certifying that no event has occurred and is continuing that constitutes a default or material violation by Raven under the Company LLCA, or which would, with notice or the lapse or time or both, constitute such a default or material violation thereof. (e) With respect to the Subsequent Funding Date upon which Hyzon makes the Subsequent Funding Date Capital Contribution (Hyzon), Raven shall have provided a certificate to Hyzon certifying that no event has occurred and is continuing that constitutes a default or material violation by Raven under the Company LLCA, or which would, with notice or the lapse or time or both, constitute such a default or material violation thereof. (f) With respect to each Subsequent Funding Date Capital Contribution (Chevron), Chevron has not withdrawn from the Company pursuant to its right to do so under Section 4.05(b) of the Company LLCA. (g) With respect to the Subsequent Funding Date Capital Contribution (Hyzon), Hyzon has not withdrawn from the Company pursuant to its right to do so under Section 4.05(b) of the Company LLCA.

13 4131-1342-5212.13 2.6 Use of Proceeds. (a) Funding Date Capital Contributions. The Funding Date Capital Contributions will be wired to the Company and immediately deposited into the account specified in the Flow of Funds Memorandum and the proceeds of the Funding Date Capital Contributions shall be applied in the following order of priority (all as set forth in the Flow of Funds Memorandum): (i) First, to fund a security deposit required to be posted under the EPC Contract in the amount of $20,000,000; (ii) Second, to the payment of any due and outstanding payments under the EPC Contract; (iii) Third, to the payment of any other due and outstanding construction costs of the Project as set forth on the Construction Budget (as defined in the Company LLCA); and (iv) Fourth, to the operating account of the Company. (b) Subsequent Funding Date Capital Contributions. The Subsequent Funding Date Capital Contributions will be wired to a bank account of the Company and the proceeds shall be applied in the following order of priority: (i) First, to the payment of any other due and outstanding construction costs of the Project as set forth on the Construction Budget (as defined in the Company LLCA), including amounts to be reimbursed to Raven as set forth in the Construction Budget; and (ii) Second, to the operating account of the Company. ARTICLE 3 REPRESENTATIONS AND WARRANTIES 3.1 Representations and Warranties of Raven and the Company. Raven makes the representations and warranties set forth in this Section 3.1, on behalf of itself and on behalf of the Company, to Chevron and Hyzon on the Execution Date: (a) Organization, Good Standing, Etc. Each of Raven and the Company is an entity duly organized, validly existing and in good standing under the Applicable Law of its jurisdiction of organization. The only business activity that has been carried on since its formation or is currently carried on by the Company is the development and ownership of the Project. The Company has the limited liability company power and authority to own, operate and lease its properties and to carry on its business. The Company is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except in all jurisdictions other than the state in which the Company was formed where the failure to be so qualified and in good standing, individually or in the aggregate with any such other failures, could not reasonably be expected to have a Company Material Adverse Effect.

14 4131-1342-5212.13 (b) Authority. (i) Each of Raven and the Company has the full right, power and authority to perform its obligations hereunder and under the Transaction Documents to which it is a party; (ii) The execution, delivery, and performance of the Transaction Documents to which Raven or the Company are a party, (i) have been duly authorized by all requisite entity action on the part of Raven or the Company, as applicable, and do not require such party to obtain any consent or approval that has not been duly obtained; and (ii) do not contravene in any material respect or result in a default under (A) any provision of any law or regulation applicable to such party; (B) its governing documents; or (C) any agreement or instrument to which such party is a party or by which such party is bound; (iii) Each Transaction Document to which Raven or the Company is a party has been duly executed and delivered by such party; (iv) Each Transaction Document to which Raven or the Company is a party is valid, binding, and enforceable against such party in accordance with its terms, except as may be limited by Bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights or general equity principles (regardless of whether considered at law or in equity). (c) Absence of Litigation. None of Raven nor the Company: (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge; or (ii) is, or to the Knowledge of Raven is threatened in writing with being made, a party to any action, suit, proceeding, hearing, or investigation of, in, or before any Governmental Authority or before any arbitrator. (d) Ownership. (i) Raven owns, directly of record and beneficially, and holds good and valid title to, one hundred percent (100%) of the membership interests of the Company on the Funding Date immediately prior to the admission of Chevron and Hyzon as Members, free and clear of all Liens. As of the Funding Date and immediately following admission of Chevron and Hyzon as Members, there are no membership interests in the Company other than the Units held by Chevron, Hyzon and Raven. There are no outstanding options, warrants, calls, puts, convertible securities, or other Contracts of any nature obligating or permitting Raven or the Company to issue, deliver, acquire or sell membership interests or other securities in the Company except as provided herein and in the Transaction Documents. (ii) Except as provided in this Agreement and the other Transaction Documents and Material Contracts, no Person has or will have a right to acquire an ownership interest the Project or in any property of the Project. The Company has no subsidiaries.

15 4131-1342-5212.13 (e) Taxes. (i) The Company has filed, or caused to be filed on its behalf, all Tax Returns required to be filed by or with respect to the Company and the Project, and such Tax Returns are true, correct and complete in all material respects and were filed within the time and in the manner required by Applicable Law. (ii) The Company has paid or caused to be paid on its behalf all Taxes with respect to the Company, including any Taxes shown as due on such returns (other than those Taxes that it is contesting in good faith and by appropriate proceedings) within the time and in the manner required by Applicable Law. No extension of time for filing a Tax Return required to be filed by or with respect to the Company or its assets or activities has been received or requested. No claim has been made by a Tax authority in a jurisdiction in which the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction. The Company is not currently the subject of any audit or administrative proceeding with respect to Taxes. (iii) The Company has no liability for the Taxes of any other Person as a result of: (A) having been a member of an affiliated, consolidated, combined or unitary group; (B) succeeding to such liability as a result of any merger, conversion or asset transfer or otherwise as a transferee or successor; (C) any obligation under any contract (other than a Contract entered into in the ordinary course of business that is not primarily related to Taxes); or (D) Applicable Law. (iv) The Company has not taken a position on any federal, state or local tax report, tax filing or Tax Return that is inconsistent with the original use by the Company, for federal income tax purposes, of the Project or any property that is part of the Project. (f) Financial Statements. The financial statements provided pursuant to Section 2.3(d) (the “Financial Statements”) have been prepared in accordance with GAAP, and present fairly and accurately in all material respects the financial position of the Company as of such date and the results of operations for the period then ended, subject to normal year-end audit adjustments and the absence of footnotes. The Company has no indebtedness and no other Liabilities. None of Raven, its Affiliates or any of its or their respective Representatives has any claims against the Company for Liabilities (known or unknown) or otherwise except those incurred in accordance with the terms of the applicable Material Contracts and either that do not result from a breach thereof or are not yet due and payable. (g) Compliance with Laws. With the exception of Tax matters (which are addressed in Section 3.1(e)), Raven (solely with respect to the Company) and the Company are, and at all times have been, in compliance in all material respects with all Applicable Laws. Except in

16 4131-1342-5212.13 connection with the proceedings described in Schedule 3.1(c), none of Raven nor the Company has received written notice from a Governmental Authority of an actual or potential violation of any Applicable Laws. (h) Environmental Matters. (i) Raven (solely with respect to the Company) and the Company are, and at all times have been, in material compliance with all Environmental Laws. (ii) To the Knowledge of Raven, there are no locations or premises within the Project Site where Hazardous Substances have been Released or are present in the soil or groundwater, and neither Raven nor the Company has encountered or caused a disturbance of any pre-existing contaminated soil during the development of the Project, in any case that: (A) Raven or the Company would be obligated to report, remove, remediate or otherwise respond pursuant to any Environmental Law; or (B) would reasonably be expected to result in a liability of Raven or the Company to any Person under any Environmental Law. (iii) None of Raven nor the Company has received written notice from any Governmental Authority or any other Person of an actual, alleged or potential violation of, or liability under, any Environmental Law and to the Knowledge of Raven, no actual or potential violations of Environmental Law are threatened. (iv) Neither Raven nor the Company has assumed any Liability of a third party under Applicable Law or Contract pursuant to any Environmental Law. (i) Real Property. (i) The Company does not own or lease any real property and has no rights under easements, rights of way or other rights to real property other than under the License Agreement. The Company has not assigned or subleased any of its interests under the License Agreement. (ii) Copies of the License Agreement have been provided to Chevron and Hyzon and such copies are true, accurate, and complete in all material respects. (iii) Neither Raven nor the Company has been informed in writing by the owner of any such real property that the Company is in breach of its material obligations under the License Agreement with respect to such owner. (j) Company Assets. Schedule 3.1(j)(1) is a complete and correct list of all of the Company Assets. Schedule 3.1(j)(2) sets out all the assets that, to Raven’s Knowledge, will need to be developed or acquired by Company after the Funding Date in order to complete, own, operate, and use the Project. To Raven’s Knowledge, Schedule 3.1(j)(1) and (2) are all of the assets necessary and required to finance, own, operate and maintain the Project, and the Project

17 4131-1342-5212.13 Site is sufficient for the construction, commissioning, testing, completion, operation, maintenance and repair of the Project. The Company is the sole owner of, and holds good and valid title to, or a valid leasehold interest in, the Company Assets. No other Person holds any interest or rights in or to any Company Assets. There are no Liens or Encumbrances on any of the Company Assets. (k) Disclosure. The information pertaining to Raven and the Company furnished by or on behalf of Raven, the Company, or any of their respective Affiliates in writing (including items furnished in electronic form and contained in the data room made available to Chevron and Hyzon) to Chevron or Hyzon for the purposes of evaluating the transactions contemplated by the Transaction Documents, when taken as a whole, do not contain as of the date made or furnished any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein not misleading as of the date made or furnished. (l) Employee Matters. The Company has no employees. The Company does not maintain, nor has it maintained, sponsored, administered, or participated in any employee benefit plan or arrangement, including any employee benefit plan subject to ERISA. (m) No Condemnation or Casualty. No condemnation has occurred or is pending or threatened in writing with respect to the Project or any portion thereof material to the ownership or operation of the Project, and no unrepaired casualty exists with respect to the Project or any portion thereof material to the ownership or operation of such Project or the sale of hydrogen therefrom. (n) Affiliate Transaction. There are no existing Contracts between the Company, on the one hand, and Raven or any Affiliate of Raven, on the other hand; and (ii) the Company has no outstanding indebtedness to Raven or any Affiliate thereof. (o) Tax Character. The Company is classified as a partnership for U.S. federal income tax purposes and at all times since its formation has been classified as either a partnership or a “disregarded entity” within the meaning of Treasury Regulation Section 301.7701-3 for such purposes. No elections have been filed with the IRS to treat the Company as an association Taxable as a corporation for U.S. federal, state or local income tax purposes. No private letter ruling has been requested or obtained by Raven or the Company for the transactions contemplated hereunder from the IRS or any similar written ruling from any state or local Governmental Authority. The Company is not a Tax Exempt Person. (p) Acknowledgement. Raven acknowledges that, except with respect to the representations and warranties expressly made Chevron and Hyzon in this Agreement and the other Transaction Documents, neither Chevron nor Hyzon has made any representation or warranty, either express or implied, under this Agreement or any of the other Transaction Documents or otherwise, nor has Raven relied on any representation or warranty not expressly made in this Agreement or the other Transaction Documents. (q) United States Person. Raven (or, if it is a “disregarded entity” for U.S. federal income Tax purposes, the entity treated as owning its assets for federal income Tax purposes) is a United States Person not subject to withholding under Section 1446 of the Code and is not a Tax Exempt Person.

18 4131-1342-5212.13 (r) No Other Business. Since its formation, the Company has not conducted any business other than in connection with the development, construction, ownership and operation of the Project. The Company is not a party to any Contract other than the Company LLCA, the Material Contracts, and other Contracts disclosed in this Agreement, or as contemplated by the Company LLCA. (s) Insurance. Schedule 3.1(s) contains a true and complete list of all insurance policies maintained by the Company and under which the Company or any of the Company Assets are insured, and such policies are in full force and effect. Neither Raven nor the Company (i) has taken any action that has rendered such insurance unenforceable or (ii) has received any notice from an insurance provider that any such insurance policy is not in full force and effect. There are no unpaid claims on any insurance maintained for the Project. (t) Third Party Consents. Other than the consents listed in Schedule 3.1(t), no consents from any third party are required to be obtained by the Raven or the Company for the execution, delivery and performance by Raven of any Transaction Document or the consummation of the transactions contemplated therein. (u) Governmental Approvals, Filings and Permits. (i) No Governmental Approval of, or filing with, any Governmental Authority is required to be obtained or made by Raven or the Company for the execution, delivery and performance by Raven or the Company of any Transaction Document or Material Contract or the consummation of the transactions contemplated therein, other than the Governmental Approvals or filings listed on Schedule 3.1(u). (ii) Schedule 3.1(u) lists all material Governmental Approvals required by Applicable Law to develop, construct, operate and routinely maintain the Project. Neither Raven nor the Company have any reason to expect that the Governmental Approvals set forth on Schedule 3.1 will not be obtained prior to being required under Applicable Law on commercially reasonable terms. (v) Material Contracts. (i) Schedule 3.1(v) lists all Material Contracts executed prior to or as of the Funding Date, and no such Material Contract has been amended, terminated or otherwise modified from the form provided to Chevron and Hyzon. True and complete copies of all Material Contracts executed prior to or as of the Funding Date have been provided to Chevron and Hyzon. (ii) Each Material Contract executed prior to or as of the Funding Date is in full force and effect and is valid, binding and enforceable on the Company and, to the Knowledge of Raven, on the other parties thereto, except as enforceability may be limited by applicable bankruptcy and similar laws affecting the enforcement of creditors’ rights and general equitable principles. (iii) Except as shown on Schedule 3.1(v), (A) to the Knowledge of Raven, no action is being taken by any Person to terminate or suspend any Material Contract and

19 4131-1342-5212.13 (B) none of the Company, or any Affiliate thereof that is a party to a Material Contract, or, to the Knowledge of Raven, any other party to a Material Contract (1) is in default under a Material Contract and no event has occurred that (with or without notice or lapse of time) would reasonably be expected to result in a default under the terms of a Material Contract, or (2) has received any written notice of termination or suspension of, or force majeure claim under, any Material Contract. (iv) The Material Contracts (other than the O&M Agreement) have been duly executed and delivered by the Company. (v) The execution, delivery, and performance of the Material Contracts (other than the O&M Agreement), (i) have been duly authorized by all requisite entity action on the part of the Company and do not require the Company to obtain any consent or approval that has not been duly obtained; and (ii) do not contravene in any material respect or result in a default under (A) any provision of any law or regulation applicable to the Company; (B) its governing documents; or (C) any agreement or instrument to which the Company is a party or by which the Company is bound. (w) Solvency. (i) Immediately before and immediately after the Funding Date and the transactions contemplated by the Transaction Documents, Raven will be able to pay its debts as they become due. (ii) No transfer of property is being made, and no obligation is being incurred, in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Raven or any of its Affiliates. (iii) Company (a) is Solvent, (b) is not in receivership or dissolution, (c) has not made any assignment for the benefit of creditors, (d) has not admitted in writing its inability to pay its debts as they mature, (e) has not been adjudicated Bankrupt or (f) has not filed a petition in voluntary Bankruptcy, a petition or answer seeking reorganization, or an arrangement with creditors under the federal Bankruptcy Applicable Laws or any other similar Applicable Laws, nor has any such petition been filed against such Company. (x) Prior Acquisition and Development Agreements. There are no amounts due or that may become due and owing by the Company in connection with any prior development or acquisition agreement or related transaction with respect to the Company’s development of the Project; and there are no build-out restrictions, restrictions on competition, change in control restrictions, direct or indirect equity ownership transfer restrictions, rights of first refusal, rights of first offer, or other similar rights that bind the Company, Chevron, Hyzon or any Affiliate of Chevron or Hyzon with respect to the Project. 3.2 Representations and Warranties of Chevron and Hyzon. On the Execution Date, each of Chevron and Hyzon makes the representations and warranties in this Section 3.2 to each other Party.

20 4131-1342-5212.13 (a) Organization, Good Standing, Etc. Such Party is an entity duly organized, validly existing and in good standing under the Applicable Law of its jurisdiction of organization. (b) Authority. (i) Such Party has the full right, power and authority to perform its obligations hereunder; (ii) The execution, delivery, and performance of this Agreement and the other Transaction Documents to which it is party, (i) have been duly authorized by all requisite entity action on the part of such Party and do not require such Party to obtain any consent or approval that has not been duly obtained; and (ii) do not contravene in any material respect or result in a default under (A) any provision of any law or regulation applicable to such Party; (B) its governing documents; or (C) any agreement or instrument to which such Party is a party or by which such Party is bound; (iii) This Agreement and the other Transaction Documents to which it is party have been duly executed and delivered by Raven; (iv) This Agreement and the other Transaction Documents to which it is a party are valid, binding, and enforceable against Raven in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights or general equity principles (regardless of whether considered at law or in equity). (c) Absence of Litigation. Such Party is not subject to any outstanding injunction, judgment, order, decree, ruling or charge or, to its knowledge, is threatened in writing with being made a party to any action, suit, proceeding, hearing or investigation of, in, or before any Governmental Authority or before any arbitrator that would likely affect its ability to complete the transactions contemplated in the Transaction Documents to which it is a party. (d) Accredited Investor. Such Party is an “Accredited Investor” as such term is defined in Regulation D under the Securities Act. Such Party has had a reasonable opportunity to ask questions of and receive answers from Raven and its Affiliates concerning Raven, the Company, and the assets to be owned by the Company, and all such questions have been answered to the full satisfaction of such Party. Such Party understands that the Units have not been registered under the Securities Act in reliance on an exemption therefrom, and that none of Raven, its Affiliates, or the Company is under any obligation to register the membership interests. Such Party will not sell, hypothecate or otherwise transfer the membership interests without registering or qualifying them under the Securities Act and applicable state securities laws or any other Applicable Laws unless the transfer is exempted from registration or qualification under such laws. Such Party is acquiring the Units for its own account and not for the account of any other Person and not with a view to distribution or resale to others in a manner that would violate any federal or state securities laws. (e) United States Person. Such Party (or, if it is a “disregarded entity” for U.S. federal income Tax purposes, the entity treated as owning its assets for federal income Tax purposes) is a

21 4131-1342-5212.13 United States Person not subject to withholding under Section 1446 of the Code and is not a Tax Exempt Person. ARTICLE 4 INDEMNIFICATION 4.1 Indemnification. Subject to the limitations set forth in this Article 4, to the fullest extent permitted by applicable Law, each Party shall defend, indemnify and hold harmless each other Party (the applicable indemnifying party, the “Indemnitor”), including, in the case of each non-indemnifying Party, such Party’s Affiliates and their respective partners, managers, members, shareholders, consultants, Representatives, successors and assigns (each, an “Indemnified Party,” with each Party and its respective group of Indemnified Parties being referred to collectively as an “Indemnified Group”) from and against any Loss suffered or incurred by any Indemnified Party to the extent arising out of or resulting from (a) the inaccuracy or breach of any representation or warranty of the Indemnitor contained in this Agreement; or (b) the nonfulfillment or breach or default by the Indemnitor of any covenant or agreement of such Indemnitor contained in this Agreement. Notwithstanding the foregoing, no Indemnified Party shall be entitled to any indemnification hereunder in respect of any Loss to the extent caused by the fraud, gross negligence, or willful misconduct by such Person. 4.2 Limitations on Indemnification. (a) Timing of Claims. Notwithstanding the provisions of Section 4.1, all claims by an Indemnified Party for indemnification pursuant to this Article 4 resulting from claims arising from breaches of representations or warranties set forth in this Agreement shall be forever barred unless the applicable Indemnified Party has notified Indemnitor of such claims within eighteen (18) months after time such representation and warranty was made, except that the representations and warranties set forth in Section 3.1(a), Section 3.1(b), Section 3.1(d), Section 3.1(e), Section 3.2(a) and Section 3.2(b) (collectively “Fundamental Representations”) shall survive indefinitely; provided, that, if written notice of a claim for indemnification has been given by such Indemnified Party on or prior to the last day of the respective foregoing period, as applicable, then the obligation to indemnify such Indemnified Party pursuant to this Article 4 shall survive with respect to such claim until such claim is finally resolved. (b) Payment of Claims. Subject to the terms, conditions, and limitations set forth in this Article 4, each Indemnity Claim shall be paid by payment of the sums so owing in immediately available funds promptly and in any event within 15 days after the date an Indemnitor agrees in writing that it is liable for such claim (or any portion thereof) or the date of a final non-appealable determination that such Indemnitor is liable for such claim by a court of competent jurisdiction. 4.3 Limitations on Liability. (a) Notwithstanding any other provision of this Agreement, but subject to the terms of Section 4.2(a), and other than in respect of (A) the Fundamental Representations, (B) Taxes, or (C) fraud, gross negligence, willful misconduct, the Indemnitor shall not have an obligation to indemnify the Indemnified Party or Indemnified Group, until the aggregate of all claimed Losses under this Agreement exceeds $50,000, at which point the full amount of Losses shall be

22 4131-1342-5212.13 recoverable, and the aggregate liability of each Party under this Agreement from any and all causes, whether based in contract, tort (including negligence), strict liability, law, or equity, or any other cause of action, shall not exceed $12,500,000. (b) For purposes of this Article 4, the amount of Losses arising out of any inaccuracy in or breach of any representations or warranties of a Party in this Agreement for which another Party is entitled to indemnification under this Article 4 shall be calculated as if the terms “material” and “Material Adverse Effect” (and variations thereof) were omitted from such representations and warranties. 4.4 After-Tax Basis. For tax reporting purposes, to the maximum extent permitted by the Code, each Party will agree to treat all amounts paid under any of the provisions of this Article 4 as a return of the capital contribution (or otherwise as a nontaxable reimbursement, contribution or return of capital, as the case may be). To the extent any such indemnification payment is includable as income of an Indemnified Party as determined by agreement of the Parties, or if there is no agreement, by an opinion of a nationally-recognized tax counsel selected jointly by the Parties that such amount is “more likely than not” includable as income of the recipient for U.S. federal income tax purposes, the amount of the payment shall be on an After- Tax Basis. If an opinion is delivered in accordance with the foregoing sentence, the Indemnified Party shall report the relevant indemnification payments as income consistent with such opinion and otherwise act in a manner consistent with such opinion. 4.5 Procedure for Indemnification with Respect to Third-Party Claims. (a) An Indemnified Party shall give written notice to the Indemnitor within 10 days after it has actual knowledge of commencement or assertion of any action, proceeding, written demand, complaint or claim by a third party (collectively, “Third Party Claims”) in respect of which the Indemnified Party may seek indemnification under Section 4.1. Such notice shall state the nature and basis of such Third Party Claim and the events and the amounts thereof to the extent known. Any failure to so notify the Indemnitor shall not relieve the Indemnitor from any liability that the Indemnitor may have to the Indemnified Party under this Article 4, except to the extent the failure to give such notice materially and adversely prejudices the Indemnitor. (b) In case any such action, proceeding or claim is brought against an Indemnified Party, so long as Indemnitor has acknowledged in writing to the Indemnified Party Indemnitor’s unqualified liability for such Third Party Claim pursuant to this Section 4.5 within 5 days of receiving notice thereof, the Indemnitor shall be entitled to participate in and (unless in the reasonable judgment of the Indemnified Party a conflict of interests between it and the Indemnitor may exist in respect of such Third Party Claim or such Third Party Claim entails a material risk of criminal penalties or civil fines or non-monetary sanctions being imposed on the Indemnified Party or a risk of materially adversely affecting the Indemnified Party’s business (any such claim, a “Third Party Penalty Claim”)) to assume the defense thereof, with counsel selected by the Indemnitor and reasonably satisfactory to the Indemnified Party, and after timely notice from the Indemnified Party to the Indemnitor of its election so to assume the defense thereof, but subject to clause (c) below, the Indemnitor shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation or defending such portion of such Third Party Penalty Claim;

23 4131-1342-5212.13 provided, that the Indemnitor must conduct the defense of the Third Party Claim actively and diligently thereafter in order to preserve its rights in this regard. (c) In the event that (i) the Indemnitor advises an Indemnified Party that the Indemnitor will not contest a claim for indemnification hereunder, (ii) the Indemnitor fails, within 10 days of receipt of any indemnification notice to notify, in writing, such Indemnified Party of its election, to defend, settle or compromise, at its sole cost and expense, any such Third Party Claim (or discontinues, or fails to pursue in an active and diligent manner, its defense at any time after it commences such defense), (iii) in the reasonable judgment of the Indemnified Party, a conflict of interests between it and the Indemnitor exists in respect of such Third Party Claim or the action or claim is a Third Party Penalty Claim or (iv) the Indemnitor contests its obligation to indemnify the Indemnified Party with respect to such Third Party Claim under this Agreement, then in any such case, the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such action or claim or Third Party Claim, in each case, at the sole cost and expense of the Indemnitor, and the Indemnitor shall reimburse the Indemnified Party for the expenses thereof promptly, and in any event within 10 Business Days of the Indemnified Party’s submission of periodic bills. If the Indemnitor shall assume the defense of any Third Party Claim, the Indemnified Party may participate, at its own expense, in the defense of such Third Party Claim; provided, however, that such Indemnified Party shall be entitled to participate in any such defense with separate counsel at the expense of the Indemnitor (A) if so requested by the Indemnitor to participate and/or (B) in the event of any situation described in clauses (i) through (iv) in the preceding sentence. In any event, unless and until the Indemnitor elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Indemnitor shall be liable for the Indemnified Party’s reasonable costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding. The Indemnified Party shall cooperate to the extent commercially reasonable with the Indemnitor in connection with any negotiation or defense of any such action or claim by the Indemnitor. The Parties agree to provide reasonable access to the other to such documents and information as may be reasonably requested in connection with the defense, negotiation or settlement of any such Third Party Claim. The Indemnitor or the Indemnified Party, whichever has assumed the defense of an action or claim, shall keep the Indemnified Party or the Indemnitor, respectively, fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto; provided, however, that the failure to keep the Indemnitor so informed shall not affect the obligations of the Indemnitor hereunder. If the Indemnitor elects to defend any such action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The Indemnitor shall not be liable for any settlement of any action, claim or proceeding effected without its written consent; provided, however, that the Indemnitor shall not unreasonably withhold, delay or condition any such consent. Notwithstanding anything in this Section 4.5 to the contrary, the Indemnitor shall not, without the Indemnified Party’s prior written consent, (i) settle or compromise any claim or consent to entry of judgment in respect thereof which involves any condition other than payment of money by the Indemnified Party, (ii) settle or compromise any claim or consent to entry of judgment in respect thereof without first demonstrating to Indemnified Party the ability to pay such claim or judgment, or (iii) settle or compromise any claim or consent to entry of judgment in respect thereof that does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnitor, a full and complete release from all liability in respect of such claim.

24 4131-1342-5212.13 (d) Upon making any indemnity payment (other than any indemnity payment relating to Taxes), the Indemnitor will, to the extent of such indemnity payment, be subrogated to all rights of the Indemnified Party against any third party, except third parties that provide insurance coverage to the Indemnified Party or its Affiliates, in respect of the indemnified costs to which the indemnity payment relates. Without limiting the generality or effect of any other provision hereof, each such Indemnified Party and the Indemnitor shall duly execute upon request all instruments reasonably necessary to evidence and perfect the above described subrogation rights, and otherwise cooperate in the prosecution of such claims at the direction of the Indemnitor. Nothing in this Section 4.5 will be construed to require any Party to obtain or maintain any insurance coverage. ARTICLE 5 GENERAL PROVISIONS 5.1 Exhibits and Schedules. All Annexes, Exhibits and Schedules are incorporated herein by reference. Any matter disclosed in any section of the Schedules shall be deemed disclosed for all purposes and all sections of the Schedules to the extent that such disclosure is applicable to such other sections. 5.2 Amendment, Modification and Waiver. This Agreement may not be amended or modified except by an instrument in writing signed by the Parties hereto. Any such written amendment or modification will be binding upon the Parties. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. 5.3 Severability. If any term or provision of this Agreement is held to be invalid, illegal, or unenforceable under Applicable Law in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible. 5.4 Parties in Interest. Except as provided in Article 4, which shall be for the benefit of and enforceable by Indemnified Parties as described therein, this Agreement is for the sole benefit of the parties hereto (and their respective heirs, executors, administrators, successors, and permitted assigns) and nothing herein, express or implied, is intended to or shall confer upon any other Person, including any creditor of the Company, any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

25 4131-1342-5212.13 5.5 Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.5): If to Raven: RAVEN SR, INC. Attn: John Scanlon, General Counsel PO Box 1360 Pinedale, WY 82941 john.scanlon@ravensr.com If to Chevron: CHEVRON NEW ENERGIES, A DIVISION OF CHEVRON U.S.A. INC. Attn: Roxanne Wisner, Commercial Advisor 1600 Smith St, #36020C Houston, TX 77002 Mobile +1 832 499 0022 roxanne@chevron.com with a copy to: Chevron New Energies Legal Email: cneatty@chevron.com If to Hyzon: HYZON ZERO CARBON, INC. Attn: John R. Zavoli, Chief Legal Officer & General Counsel 599 S. Schmidt Road, Bolingbrook, Illinois 60044 john.zavoli@hyzonmotors.com 5.6 Confidentiality; Public Statements. Each Party shall, and shall cause each of his, her, or its Affiliates to, maintain, at all times, the confidentiality of all information furnished to such Party pertaining to the Company or the other Parties (“Confidential Information”), other than information that such Party can demonstrate (a) is or becomes generally available to the public other than as a result of a disclosure by such Party or his, her, or its Affiliates; (b) becomes available to such Party or any of his, her, or its Representatives on a non-confidential basis from a third party who is not known by such Party to be prohibited by any obligation of confidentiality owed to the Company from transmitting the information to such Party; or (c) was already in the

26 4131-1342-5212.13 possession of such Party prior to his, her, or its becoming a Party, provided that the prohibitions set forth in this Section 5.6 shall not prohibit disclosure of Confidential Information (i) to Representatives of such Party or his, her, or its Affiliates who, in the reasonable judgment of such Party, have a need to know such information and shall have agreed to be bound by the provisions of this Section 5.6 as if a Party; (ii) to any investor in the equity or assets of such Party or its Affiliates as part of disclosures to such investor in the ordinary course of such Party’s or its Affiliate’s business, or to any other actual or potential sources of debt or equity financing; (iii) to any bona fide prospective Transferee (as defined in the Company LLCA) of such Party that shall have agreed to be bound by the provisions of Section 5.6 as if a Party (such recipients in clauses (i) through (iii), “Permitted Recipients”); or (iv) as is required to be disclosed by a court of competent jurisdiction, administrative body, or governmental body or by subpoena, summons, or legal process, or by Applicable Law, provided that, to the extent permitted by Applicable Law, the Party required to make such disclosure shall provide to the other Parties prompt notice of such disclosure. Each Party agrees to ensure that any of its Permitted Recipients to whom it provides such information shall comply with the confidentiality obligations imposed and contained in this Agreement. The Party that is the recipient of such Confidential Information shall be responsible for all actions and disclosures of its Permitted Recipients in breach hereof, whether or not such actions or disclosures occur within the scope of that Permitted Recipient’s authority as a Representative of such Party. No press or other public announcement, or public statement or comment in response to any inquiry, relating to the transactions contemplated by the Transaction Documents shall be issued or made by any Party without the approval of each other Party unless required by Applicable Law. 5.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. 5.8 Entire Agreement. This Agreement (together with the other Transaction Documents) constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter. 5.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT OF LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. 5.10 Dispute Resolution. (a) In General. Any questions, disputes or differences among the Parties in any way relating to or arising out of the validity, interpretation, breach or asserted breach of any provision of this Agreement (each, a “Dispute”) shall be finally resolved exclusively as set forth in this Section 5.10.

27 4131-1342-5212.13 (b) Arbitration. The Parties’ exclusive means of resolving a Dispute shall be to refer the matter to binding arbitration conducted in San Francisco, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”), pursuant to the following procedures: (i) Arbitration Panel. (A) Selection of Arbitrators. The arbitration shall be conducted before a panel of three arbitrators, which arbitrators shall be mutually agreed upon by the Parties, and one of which shall be mutually agreed upon to serve as the chairperson of the arbitration panel. If, within ten days after one Party commences arbitration, the Parties have been unable to agree upon the three arbitrators or agree upon which of the arbitrators shall serve as chairperson, then the Parties commencing the arbitration, on the one hand, and the Party defending the arbitration, on the other hand, shall each within ten days thereafter choose one arbitrator. If either side is unable to make such a joint selection within this time period, then the AAA shall appoint all three arbitrators and shall designate one of them to act as chairperson. If the Parties are able to make such a joint selection within this time period, then the two arbitrators chosen shall, within 20 days after the last of such two arbitrators were chosen, select the third arbitrator, which arbitrator shall serve as the chairperson. If, within such 20-day period, the two arbitrators are unable to agree upon a third arbitrator, the third arbitrator shall be appointed by the AAA. The arbitrators shall render a reasoned award in writing, which award shall be final and binding on the Parties. The arbitration hearing shall be commenced, if possible, within 60 days after the selection of the chairperson and a reasoned award shall be rendered, if possible, no later than 30 days following the close of the hearing. Failure to adhere to these time limits shall not be a basis for challenging an arbitral award. (B) Qualifications of Chairperson. The chairperson of the arbitration panel shall be experienced with the laws of the State of Delaware and shall be a retired judge with experience in large commercial cases or a practicing commercial lawyer with a minimum of 15 years of litigation experience. (C) Interpretation of Provisions. Notwithstanding anything to the contrary herein, the arbitration provisions set forth herein, and any arbitration conducted thereunder, shall be governed exclusively by the rules of the AAA, to the exclusion of any state or municipal law of arbitration. (D) Proceeds, Discovery, Awards, Judgments. Notwithstanding the foregoing, by agreeing to arbitration, the Parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment, or other order in aid of arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies as may be available under the jurisdiction of a court of competent jurisdiction, the arbitration panel shall have full authority to grant provisional remedies. The arbitration panel does not have the power to award, nor shall the arbitration panel award, any punitive, indirect or consequential

28 4131-1342-5212.13 damages (however denominated). Notwithstanding anything in this Section 5.10 to the contrary, the Parties shall be entitled to conduct discovery in connection with the arbitration to the extent such discovery would be permitted under the Federal Rules of Civil Procedure in a non-arbitration setting. (E) Appeals. The Parties hereby agree that any award in arbitration (an “Underlying Award”) may be appealed pursuant to the AAA’s Optional Appellate Arbitration Rules (“Appellate Rules”); that the Underlying Award rendered by the arbitrator(s) shall, at a minimum, be a reasoned award; and that the Underlying Award shall not be considered final until after the time for filing the notice of appeal pursuant to the Appellate Rules has expired. Appeals must be initiated within thirty (30) days of receipt of an Underlying Award, as defined by Rule A-3 of the Appellate Rules, by filing a Notice of Appeal with any AAA office. Following the appeal process the decision rendered by the appeal tribunal may be entered in any court of the State of California. (F) Fees and Costs. All arbitration fees and costs shall be paid equally, regardless of which Party prevails. Each Party shall pay its own costs of legal representation and witness expenses. (ii) Pendency of Dispute. The existence of a Dispute or the pendency of the dispute settlement or resolution procedures set forth above shall not in and of themselves relieve or excuse any Party from its ongoing duties and obligations under this Agreement. (iii) Confidentiality. Except as may be required by Applicable Law or court order, the Parties shall maintain confidentiality as to all aspects of any arbitration, including its existence and results, except that nothing herein shall prevent any Party from disclosing information regarding the arbitration for purposes of enforcing this clause or the award or seeking provisional remedies from a court of competent jurisdiction. The Parties shall obtain the arbitrators’ agreement to preserve the confidentiality of the arbitration. 5.11 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement may only be assigned by a Party with the prior written consent of the other Party, which consent may be withheld in the sole discretion of the Party required to consent. 5.12 Relationship of Parties. This Agreement does not constitute a joint venture, association or partnership (including limited partnership) between the Parties. No express or implied term, provision or condition of this Agreement shall create, or shall be deemed to create, an agency, joint venture, partnership (including limited partnership) or any fiduciary relationship between the Parties. 5.13 No Agents. No Party nor any Affiliate thereof has retained any broker, agent or finder or incurred any liability or obligation for any brokerage fees, commissions or finder fees with respect to this Agreement or the transactions contemplated hereby. 5.14 Further Assurances. Each Party covenants and agrees promptly to execute, deliver, file, or record such agreements, instruments, certificates and other documents and to do

29 4131-1342-5212.13 and perform such other and further acts and things as any other Party hereto may reasonably request or as may be otherwise necessary or proper to consummate the transactions contemplated hereby and to carry out the provisions of this Agreement. 5.15 Costs. Each Party shall pay all of its own costs and expenses, including the fees and costs of its attorneys, consultants, contractors and Representatives incurred in connection with the Transaction Documents and the transactions contemplated herein and therein. In the event that any party hereto institutes any legal suit, action, or proceeding, including arbitration, against another party in respect of a matter arising out of or relating to this Agreement, the prevailing party in the suit, action, or proceeding shall be entitled to receive, in addition to all other damages to which he, she, or it may be entitled, the costs incurred by such party in conducting the suit, action, or proceeding, including reasonable attorneys’ fees and expenses, and court costs. 5.16 Conflicts of Interest. No Party nor any of their Affiliates or any of their respective contractors, directors, officers, employees or other personnel may (a) give to or receive from any director, employee or agent of another Party, or its Affiliates, in connection with this Agreement, any gift, entertainment or other benefit of significant cost or value, or any commission, fee or rebate or (b) enter into any business arrangement with any director, employee or agent of another Party, or its Affiliate (other than as a representative of such Party or its Affiliate), without the prior written consent of the Party that is not entering into such arrangement. 5.17 Improper Influence. No Party may offer or make any payment, or offer or give anything of value to any Government Official, any immediate family member of a Government Official or any political party to influence the Government Official's or organization's decision, or to gain any other advantage for such Party or its Affiliates arising out of this Agreement. In addition, no Party shall offer or make any payment or offer or give anything of value to any person if the member knows or has reason to believe that any portion of the payment or gift will be given directly, indirectly or through a third party to any Government Official, any immediate family member of any Government Official or any political party. 5.18 Retention of Records. Raven will establish and maintain true and correct records in connection with all matters related to this Agreement. These records shall be maintained and retained until at least twenty-four (24) months from the end of the calendar year in which this Agreement is completed or terminated. If any dispute arises under this Agreement, then all records relevant to the dispute shall be retained at least until the dispute is finally resolved and all obligations arising out of the resolution of the dispute are satisfied. [Remainder of page intentionally left blank. Signature pages to follow.]

[Raven Richmond - Signature Page to Equity Capital Contribution Agreement] IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed on its behalf as of the date first written above. CHEVRON NEW ENERGIES, A DIVISION OF CHEVRON U.S.A. INC., a Delaware corporation By: /s/ Austin Knight Name: Austin Knight Title: Vice President

[Raven Richmond - Signature Page to Equity Capital Contribution Agreement] HYZON ZERO CARBON, INC., a Delaware corporation By: /s/ John Zavoli Name: John Zavoli Title: Secretary

[Raven Richmond - Signature Page to Equity Capital Contribution Agreement] RAVEN SR, INC., a Delaware corporation By: /s/ Matt W. Murdock Name: Matt W. Murdock Title: CEO